         THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER
(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO IMMUNEX CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A DENOMINATION OF NO LESS THAN $250,000 THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO IMMUNEX CORPORATION (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER IS ATTACHED AS ANNEX A),
(D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) AGREES THAT PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(E) ABOVE), IT WILL FURNISH TO IMMUNEX CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE

SECURITIES ACT. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO IMMUNEX CORPORATION. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO IMMUNEX CORPORATION, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE (2)(E) ABOVE OR UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                               IMMUNEX CORPORATION

                    3% CONVERTIBLE SUBORDINATED NOTE DUE 2006

No.:  A-1         $450,000,000

         Immunex Corporation, a corporation duly organized and validly existing under the laws of the State of Washington (herein called the "Company", which term includes any successor corporation), for value received hereby promises to pay to American Home Products Corporation or registered assigns, the principal sum of Four Hundred Fifty Million Dollars ($450,000,000) on May 20, 2006, at the office or agency of the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on April 30 and October 31 of each year, commencing October 31, 1999, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3%, until payment of said principal sum has been made. Interest on the Note will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from May 20, 1999. The interest payable on the Note on any April 30 or October 31 will be paid to the Person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the April 15 or October 15 (whether or not a Business Day) next preceding such April 30 or October 31. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such Person or (ii) by transfer to an account maintained by such Person located in the United States. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Note to the prior payment in full of all Senior Indebtedness, as defined herein, and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

         IN WITNESS WHEREOF, Immunex Corporation has caused this Note to be duly executed under its corporate seal to be affixed or imported hereon.

                                       IMMUNEX CORPORATION

                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


                                       Attest:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------
Dated:
      -----------------------------

                         [FORM OF REVERSE SIDE OF NOTE]

                               IMMUNEX CORPORATION

                    3% CONVERTIBLE SUBORDINATED NOTE DUE 2006

         This Note is duly authorized and designated as its 3% Convertible Subordinated Note due 2006 (herein called the "Note"), limited to the aggregate principal amount of $450,000,000 pursuant to the Note Purchase Agreement dated as of May 20, 1999 (herein called the "Note Purchase Agreement"), between the Company and the Purchaser.

         In case an Event of Default, as defined in the Note Purchase Agreement, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on the Note may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Note Purchase Agreement.

         The Purchaser may waive any past default or Event of Default and its consequences. Any such consent or waiver by the Purchaser shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitute hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         The indebtedness evidenced by the Note is, to the extent and in the manner provided in the Note Purchase Agreement, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Note Purchase Agreement, whether outstanding at the date of the Note Purchase Agreement or thereafter incurred, and this Note is issued subject to the provisions of the Note Purchase Agreement with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Company on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Company his attorney-in-fact for such purpose.

         No reference herein to the Note Purchase Agreement and no provision of this Note or of the Note Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         Interest on the Note shall be computed on the basis of a three hundred sixty (360) day year.

         At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Note Purchase Agreement, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of the Note, the Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, which may in turn be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         The Note is not subject to redemption through the operation of any sinking fund.

         Subject to the provisions of the Note Purchase Agreement, the holder hereof has the right, at its option, at any time through the close of business on the final maturity date of the Note to convert the principal hereof or any portion of such principal in an amount of at least $50,000,000, and in increments of $1,000,000 in excess thereof, into that number of shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted, by $173.68 (the "Conversion Price") or such Conversion Price as adjusted from time to time as provided in the Note Purchase Agreement, upon surrender of this Note, together with a conversion notice as provided in the Note Purchase Agreement, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Note Purchase Agreement, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Note Purchase Agreement, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. If the Note (or any portion thereof) shall be surrendered for conversion pursuant to the Note Purchase Agreement, the Company shall make an additional payment in a check or cash to the Purchaser or holder thereof for accrued and unpaid interest, if any, to, but excluding, the date of such conversion.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Note Purchase Agreement, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof; subject to the limitations provided in the Note Purchase Agreement, without charge.

         The Company, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor any Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

         No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof; and no recourse under or upon any obligation, covenant or agreement of the Company in the Note Purchase Agreement or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York.

         Terms used in this Note and defined in the Note Purchase Agreement are used herein as therein defined.

                                CONVERSION NOTICE

TO:  IMMUNEX CORPORATION

         The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note into shares of Common Stock of Immunex Corporation in accordance with the terms of the Note Purchase Agreement referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below. Any amount required to be paid to the undersigned on account of interest accompanies this Note.


                                       Dated:


                                       Signature(s)


         Fill in the registration of shares of Common Stock to be issued, and Notes to be delivered, other than to and in the name of the registered holder:


(Name)


(Street Address)

(City, State and Zip Code)


Please print name and address

Principal amount to be converted
(if less than all):  $

Social Security or Other Taxpayer
Identification Number:

                                   ASSIGNMENT

         For value received _________________________ hereby sell(s), assign(s) and transfer(s) unto _________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints
_________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

         In connection with any transfer of the Note within the United States or to, or for the account of, U.S. persons (in each case as defined in Regulation S under the Securities Act) and within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

                  To Immunex Corporation or a subsidiary thereof; or

                  Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

                  To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended, in a minimum denomination of $100,000; or

                  Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

                  The transferee is an Affiliate of the Company.

                                       Dated:

                                       Signature(s)

         NOTICE: The signature of the conversion notice or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.